Quest Resource Corporation Announces Effectiveness
                        of Resale Registration Statement

OKLAHOMA CITY, Oklahoma; February 1, 2006 - Quest Resource Corporation (OTC:QRES) today announced that the Securities and Exchange Commission declared effective its resale registration statement on Form S-1.

The registration statement provides for the resale by the selling stockholders named therein of the Quest Resource Corporation common stock sold by the company in a private placement in November 2005. The registration statement covers 15,658,144 shares of Quest Resource Corporation common stock.

The shares of Quest Resource Corporation common stock covered by the registration statement will be eligible for trading on the OTC Bulletin Board as of the opening of trading on Thursday, February 2, 2006. The Company's shares trade under the symbol QRES.

Quest's primary activity is the exploration, production, and transportation of natural gas in a 1,000 square mile region of the Cherokee Basin in southeastern Kansas and northeastern Oklahoma that is served by its 1,000 mile gas pipeline network. For more information visit the Quest website at www.qrcp.net.

Opinions, forecasts, projections or statements other than statements of historical fact, are forward looking statements that involve risks and uncertainties. Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Quest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially due to a variety of factors, including without limitation: the uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, the effects of Quest's hedging program, restrictions contained in Quest's credit facilities, environmental issues, weather conditions, competition, general market conditions, and other risks detailed in Quest's filings with the Securities and Exchange Commission. You can find Quest's filings with the Securities and Exchange Commission at www.qrcp.net or at www.sec.gov. By making these forward-looking statements, Quest undertakes no obligation to update these statements for revisions or changes after the date of this release.